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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 22, 2005
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                    Puradyn Filter Technologies Incorporated
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


                0-29192                                   14-1708544
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       (Commission File Number)                (IRS Employer Identification No.)


2017 High Ridge Road, Boynton Beach, Florida                 33426
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 (Address of Principal Executive Offices)                 (Zip Code)


                                 (561) 547-9499
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              (Registrant's Telephone Number, Including Area Code)



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          (Former name or former address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     Entry Into A Material Definitive Agreement


         On December 22, 2005, the Company's Board of Directors approved the acceleration of vesting rights with respect to options issued to employees, officers and directors to purchase 197,000 shares of common stock of the Company. Of the options vested, options to purchase approximately 143,000 shares were held by the Company's executive officers and directors. No other changes were made with respect to the option grants.

         The vesting of such options will eliminate future compensation expense of approximately $227,000, that the Company would otherwise recognize in its income statement with respect to these options upon the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS requires that compensation expense associated with stock options be recognized in the income statement, rather than as footnote disclosure in the Company's consolidated financial statements, effective for the first fiscal year that begins after December 15, 2005.


                                    PURADYN FILTER TECHNOLOGIES INCORPORATED


                                    By: /s/ RICHARD C. FORD
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                                        Richard C. Ford, Chief Executive Officer


DATED:  December 23, 2005







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